UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2004

MAPICS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-18674	04-2711580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Windward Concourse Parkway, Suite 100

Alpharetta, Georgia 30005

(Address of Principal Executive Offices) (Zip Code)

(678) 319-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of MAPICS, Inc. has appointed David Morgan as Chief Financial Officer of the Company on an interim basis effective December 15, 2004. Mr. Morgan replaces the Company’s former Chief Financial Officer, Michael J. Casey, who resigned from the Company effective December 15, 2004. Mr. Morgan, 38, has served as the Company’s Vice President, Controller for worldwide accounting and finance operations since April 2002. Prior to joining the Company, Mr. Morgan has served in various positions at iXL Enterprises, Inc., an Internet consulting firm, most recently as Senior Vice President, Controller and interim Chief Financial Officer. Prior to joining iXL Enterprises, Inc., Mr. Morgan held various finance positions at BellSouth Corporation from June 1997 through August 2000. Mr. Morgan’s employment agreement with the Company has not been finalized. The Company is still considering its selection of the permanent Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1    Press Release dated December 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAPICS, INC.

By:	/s/ Martin D. Avallone
Martin D. Avallone Vice President, General Counsel and Secretary

Dated: December 17, 2004

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated December 13, 2004